Exhibit 99.4

AYRO, INC.
(formerly Austin EV, Inc.)

CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

AYRO, INC.

CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

AYRO, INC.

CONDENSED BALANCE SHEETS
As of September 30, 2019 and December 31, 2018

	2019 (Unaudited)	2018
Assets
Current Assets
Cash	$60,823	$39,243
Accounts Receivable, net of allowance for doubtful accounts of $9,989 and $6,985 as of September 30, 2019 and December 31, 2018, respectively	395,521	260,231
Inventories	1,115,171	1,650,605
Prepaid Expenses and Other Current Assets	203,980	169,055

Total Current Assets	1,775,495	2,119,134

Property and Equipment, net	751,159	725,985

Other Assets	313,389	397,560

Total Assets	$2,840,043	$3,242,679

SEE NOTES TO THE FINANCIAL STATEMENTS

AYRO, INC.

CONDENSED BALANCE SHEETS
As of September 30, 2019 and December 31, 2018

	2019 (Unaudited)	2018
Liabilities and Members’ Equity
Current Liabilities
Accounts Payable	$2,237,418	$2,385,872
Accrued Expenses	724,535	364,274
Related Party Payables	15,000	339,202
Contract Liability	0	9,999
Notes Payable, Current Portion, net of Discount on Debt	452,605	6,392

Total Current Liabilities	3,429,558	3,105,739
Notes Payable, net of Current Portion	23,399	28,554

Total Liabilities	3,452,957	3,134,293

Stockholders’ Equity
Preferred Stock, 5,483,682 and 3,882,791 issued and outstanding, respectively, $1.00 par value	7,147,944	4,270,507
Common Stock, 11,992,545 issued and outstanding for both periods, $0.001 par value	12,819	12,449
Additional Paid-in-Capital	2,734,852	1,119,381
Accumulated Deficit	(10,508,529)	(5,293,951)

Total Stockholders’ Equity	(612,914)	108,386

Total Liabilities and Stockholders’ Equity	$2,840,043	$3,242,679

SEE NOTES TO THE FINANCIAL STATEMENTS

AYRO, INC.

CONDENSED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30, 2019 and 2018 (Unaudited)

	Three Months Ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018

Product Sales Revenue	$265,481	$189,632	$745,530,	$5,239,429

Cost of Goods Sold	202,029	141,131	577,539	4,965,204
Gross Profit	63,452	48,501	167,991	274,225

Operating Expenses
Research and Development	297,680	177,363	780,605	565,372
Sales and Marketing	432,275	149,459	932,902	684,239
General and Administrative	1,411,376	624,298	3,437,176	1,809,754

Total Operating Expenses	2,141,331	951,120	5,150,683	3,059,365

Loss from Operations	(2,077,879)	(902,619)	(4,982,692)	(2,785,140)

Other Income and Expense
Other Income	1,142	13	1,198	19
Interest Expense	(65,103)	(8,889)	(233,084)	(38,448)

Net Loss	$(2,141,840)	$(911,495)	$(5,214,578)	$(2,823,569)

Weighted-average Shares used in computing diluted net loss per share	10,299,486	10,244,945	10,263,192	10,241,866

Net Loss per common share	$(0.21)	$(0.09)	$(0.51)	$(0.28)

SEE NOTES TO THE FINANCIAL STATEMENTS

AYRO, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the three and nine months ended September 30, 2019 and as of December 31, 2018

	Preferred Stock		Common Stock				Total
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)

Balance at December 31, 2018	3,882,791	$4,270,507	10,244,945	$12,449	$1,119,381	$(5,293,951)	$108,386

Preferred Stock Issued for Cash	1,535,893	2,747,437	0	0	0	0	2,747,437

Stock-based Compensation	0	0	0	0	607,658	0	607,658

Discount on Debt	0	0	0	0	69,173	0	69,173

Net Loss	0	0	0	0	0	(3,072,738)	(3,072,738)

Balance at June 30, 2019	5,418,684	$7,017,944	10,244,945	$12,449	$1,796,212	$(8,366,689)	$459,916
Preferred Stock Issued for Cash	65,000	130,000	0	0	0	0	130,000
Common Stock Issued for Cash	0	0	369,600	370	0	0	370

Stock-based Compensation	0	0	0	0	752,965	0	752,965

Discount on Debt	0	0	0	0	185,675	0	185,675

Net Loss	0	0	0	0	0	(2,141,840)	(2,141,840)

Balance at September 30, 2019 (Unaudited)	5,483,684	$7,147,944	10,614,545	$12,819	$2,734,852	$(10,508,529)	$(612,914)

SEE NOTES TO THE FINANCIAL STATEMENTS

AYRO, INC.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the three and nine months ended September 30, 2018 and as of December 31, 2017

	Preferred Stock		Common Stock				Total
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Stockholders’ Equity (Deficit)

Balance at December 31, 2017	1,222,500	$1,222,500	10,582,445	$12,824	$533,010	$(1,097,460)	$670,874
Common Stock Issued for Cash	0	0	12,500	125	0	0	125

Common Stock Redeemed	0	0	(350,000)	(500)	0	0	(500)

Preferred Stock Issued for Cash	2,300,000	2,300,000	0	0	0	0	2,300,000
Preferred Stock Redeemed	(250,000)	(250,000)	0	0	0	0	(250,000)

Stock-based Compensation	0	0	0	0	198,951	0	198,951

Net Loss	0	0	0	0	0	(1,912,074)	(1,912,074)

Balance at June 30, 2018 (Unaudited)	3,272,500	$3,272,500	10,244,945	$12,449	$731,961	$(3,009,534)	$1,007,376
Preferred Stock Issued for Cash	469,214	821,125	0	0	0	0	821,125

Stock-based Compensation	0	0	0	0	107,369	0	107,369

Net Loss	0	0	0	0	0	(911,495)	(911,495)

Balance at September 30, 2018 (Unaudited)	3,741,714	$4,093,625	10,244,945	$12,449	$839,330	$(3,921,029)	$1,024,375

SEE NOTES TO THE FINANCIAL STATEMENTS

AYRO, INC.

CONDENSED STATEMENTS OF CASH FLOWS
For the nine months ended September 30, 2019 and 2018 (Unaudited)

	2019	2018

Cash flows from operating activities
Net Loss	$(5,214,578)	$(2,823,569)

Adjustments to Net Loss
Depreciation and amortization	388,686	148,390
Stock-based compensation expense	1,360,623	306,320
Debt discount interest expense	60,650	0
(Increase) decrease in accounts receivable	(135,290)	(281,827)
(Increase) decrease in inventories	535,434	1,467,229
(Increase) decrease in prepaid expenses and other current assets	(34,924)	331,399
(Increase) decrease in deposits	(6,917)	(36,839)
Increase (decrease) in accounts payable	(148,453)	(963,885)
Increase (decrease) in accrued expenses	360,261	151,770
Increase (decrease) in related party payables	(324,202)	293,750
Increase (decrease) in contract liability	(9,999)	(382,580)
Net cash used in operating activities	(3,168,709)	(1,789,842)

Cash flows from investing activities
Purchase of property and equipment	(334,773)	(488,121)
Cash paid for patents and other intangible assets	(28,294)	(98,856)
Disposal of intangible assets	40,294	0
Net cash used in investing activities	(322,773)	(586,977)

Cash flows from financing activities
Proceeds from issuance notes payable	1,099,508	0
Disbursements for repayments of notes payable	(114,253)	0
Proceeds from issuance of common stock	370	125
Disbursements from redemption of common stock	0	(500)
Proceeds from issuance of preferred stock	2,527,437	3,121,125
Disbursements from redemption of preferred stock	0	(250,000)
Net cash provided by financing activities	3,513,062	2,870,750

Net change in cash and cash equivalents	21,580	493,931

Beginning cash and cash equivalents	39,243	82,544

Ending cash	$60,823	$576,475

Supplemental information
Interest paid	$30,129	$38,448

Conversion of Notes Payable to Preferred Stock	$350,000	$0
Discount on Debt from issuance of Common Stock	$254,848	$0

SEE NOTES TO THE FINANCIAL STATEMENTS

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

AYRO, Inc. (the “Company”), a corporation located outside Austin, Texas, was formed under the laws of the State of Texas on May 17, 2016 as Austin PRT Vehicle, Inc. and subsequently changed its name to Austin EV, Inc. under an Amended and Restated Articles of Formation filed with the State of Texas on March 9, 2017. On July 24, 2019, the Company changed its name to Ayro, Inc. and converted its corporate domicile to Delaware. The Company was founded on the basis of promoting resource sustainability. The Company is principally engaged in manufacturing and sales of environmentally-conscious, minimal-footprint Electric Vehicles (“EV’s”). The all-electric vehicles are typically sold both directly and to dealers in the United States, Mexico and Canada. The Company also operates a rental fleet of its three-wheel autocycle, partnering with fleet operators in destination resort communities. The Company is beginning initial stages of operations and is dependent on funding from equity investors. Management plans include continuing ramping up production and sales of vehicles in 2019 and 2020. Management anticipates additional funding will be required, either through additional preferred stock offers or a new equity/debt funding.

On March 13, 2019, the Company entered into a strategic Definitive Agreement with Club Car, a division of Ingersoll Rand, granting exclusive rights to private-label the AEV 411 light electric truck for resale to its 535 dealer network. Club Car must order a minimum of 500 vehicles over a twelve month period in order to maintain exclusive rights to the private-label rights of the vehicles. The Company has begun shipping vehicles under this master procurement agreement.

Basis of Presentation: The accompanying financial statements have been prepared in accordance with General Accepted Accounting Principles (“GAAP”) and include the accounts of AYRO, Inc. In management’s opinion, all adjustments necessary for a fair presentation of the results of operations, financial position and cash flows for the periods shown have been made.

The Condensed Balance sheets and the Condensed Statements of Operations, Stockholders' Equity and Cash Flows included in this report have been prepared by the Company. In our opinion, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as September 30, 2019 and results of operations and cash flows for all periods have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the Unites States have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").

Revenue Recognition:

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The Company adopted the ASU No. 2014-09 for the year ended December 31, 2018. The Company did not record a cumulative effect adjustment to retained earnings upon adoption and comparable period financial statement amounts have not been adjusted. The Company’s reported results in 2018 would not have been different if reported under the previous accounting standard.

Product revenue from customer contracts is recognized on the sale of each electric vehicle as vehicles are

AYRO, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

shipped to customers. The majority of our vehicle sales orders generally have only one performance obligation: sale of complete vehicles. Ownership and risk of loss transfers to the customer based on FOB shipping point and freight charges are the responsibility of the customer. Payments are typically received at the point control transfers or in accordance with payment terms customary to the business. Vehicle product revenue for the nine-months ended September 30, 2019 and 2018 were $662,963 and $1,136,380, respectively. The Company provides product warranties to assure that the product complies with agreed upon specifications. Customers do not have the option to purchase a warranty separately; as such, warranty is not accounted for as a separate performance obligation.

Amounts billed to customers related to shipping and handling are classified as shipping revenue, and we have elected to recognize the cost for freight and shipping when control over vehicles has transferred to the customer as an operating expense. Our policy is to exclude taxes collected from a customer from the transaction price of automotive contracts. Shipping revenue for the nine-months ended September 30, 2019 and 2018 were $67,168 and $38,049, respectively.

The Company received Non-assembly Revenue from sales of auto parts in the first half of 2018. The Company purchased auto parts and had them drop-shipped directly to its customer as a one-time transaction. While the Company did not provide any materials handling nor assembly services, the Company is responsible for all inventory and fulfillment. Non-assembly revenue for the nine-months ended September 30, 2019 and 2018 were $0 and $4,065,000, respectively.

Subscription revenue from revenue sharing with Destination Fleet Operators (“DFO’s”) is recorded in the month the vehicles in the Company’s fleet is rented. The Company established its rental fleet in late March 2019. For the rental fleet, the Company retains title and ownership to the vehicles and places them in DFO’s in resort communities that typically rent golf cars for use in those communities. Subscription revenue from revenue sharing activities for the nine-months ended September 30, 2019 and 2018 were $9,941 and $0, respectively.

Services and other revenue consist of non-warranty after-sales vehicle services. Service and replacement parts revenue for the nine-months ended September 30, 2019 and 2018 were $5,459 and $0, respectively.

Payments received in advance of the delivery of vehicles or performance of services are reported in the accompanying balance sheets as deferred income.

Cash and Cash Equivalents: For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of 90 days or less to be cash. The Company maintains cash balances which may exceed federally insured limits. Management does not believe that this results in any significant credit risk.

Accounts Receivable: Accounts receivable are recognized and carried at net realizable value. An allowance for doubtful accounts is maintained and reflects the best estimate of probable losses determined principally on the basis of historical experience and specific allowances for known troubled accounts. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts. As of September 30, 2019 and December 31, 2018, management has determined that an allowance for $9,989 and $6,985, respectively, is reasonable to absorb any losses which may arise. In the event that actual losses differ from our estimate, the results of future periods may be impacted. All accounts receivable are made on an unsecured basis.

AYRO, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories: Inventories are reported at the lesser of cost (using the first-in, first-out method “FIFO”) or net realizable value. Inventories consist of purchased chassis, cabs, batteries, truck beds/boxes, component parts as well as freight, tariffs, duties and other transport-in costs. Inventories are categorized as raw materials, work-in-process and finished goods as of September 30, 2019 and December 31, 2018. Work-in-process and finished goods include labor and overhead costs.

Property, Plant and Equipment: Property, plant and equipment are recorded at the original cost and are being depreciated on a straight-line basis over estimated lives of three to seven years. Leasehold improvements are amortized over the life of the assets or the remaining period of the lease, whichever is shorter. Depreciation expense for the nine months ended September 30, 2019 and 2018 was $309,599 and $82,514, respectively.
Intangible Assets: Intangible assets consist of the cost in registering patents for the Company’s unique inventions. Such patent-related expenses are recorded at their estimated fair value on the date of cost encumbrance and are being amortized over estimated life of 5 years. Intangible assets also include investments made with the supply chain partner, who is also an investor, for tooling and assembly line configuration. Amortization expense for the nine months ended September 30, 2019 and 2018 was $79,087 and $65,876, respectively.

The Company follows FASB Accounting Standards Codification (“ASC”) 360, Accounting for Impairment or Disposal of Long-Lived Assets. ASC 360 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset’s carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in ASC 360 as being held for sale are reflected at the lower of their carrying amount or fair market value, less costs to sell. Management has determined that there is no impairment as of September 30, 2019.

Contract Liability: Customer invoices where payment has been received, yet product has not shipped, and therefore revenue cannot be recognized are recorded as a current liability under contract liability. As of September 30, 2019 and December 31, 2018, contract liability was recorded as current liabilities of $0 and $9,999, respectively.

Deferred Rent: The Company recognizes the minimum non-contingent rents required under operating leases as rent expense on a straight-line basis over the lives of the leases, with differences between amounts recognized as expense and the amounts actually paid recorded within the accrued expenses on the accompanying balance sheets. As of September 30, 2019 and December 31, 2018, deferred rent was recorded as current liabilities of $0 and $4,761, respectively.

Warranties: The Company will record a reserve for warranty repairs upon the initial delivery of vehicles to its dealer network in 2018. The Company provides a product warranty on each vehicle including powertrain, battery pack and electronics package. Such warranty matches the product warranty provided by its supply chain for warranty parts for all unaltered vehicles and is not considered a separate performance obligation. The supply chain warranty does not cover warranty-based labor needed to replace a part under warranty. Warranty

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

reserves include management’s best estimate of the projected cost of labor to repair/replace all items under warranty. The Company reserves a percentage of all dealer-based sales to cover an industry-standard warranty fund to support dealer labor warranty repairs. Such percentage is recorded as a component of cost of revenues in the statement of operations. As of September 30, 2019 and December 31, 2018, warranty reserves were recorded as current liabilities of $25,509 and $16,918, respectively.

Stock Based Compensation: The Company accounts for stock-based compensation in accordance with the guidance of FASB ASC 718, Compensation – Stock Compensation. Under the fair value recognition provisions of FASB ASC 718, which requires all stock-based compensation costs to be measured at the grant date based on the fair value of the award and is recognized as compensation expense ratably over the period the services are rendered, which is generally the option vesting period. The Company uses the Black-Scholes option pricing method to determine the fair value of stock options and thus determining compensation expense associated with the grant.

The Company measures stock-based compensation expense for its non-employees and consultants under FASB ASC 505-50, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods and Services”. In accordance with ASC Topic 505-50, these stock options and warrants issued as compensation for services provided to the Company are accounted for based upon the fair value of the services provided. The fair value of the equity instrument is charged directly to compensation expense and additional-paid-in capital over the period during which services are rendered.

Net Earnings or Loss per Share: The Company’s computation of earnings (loss) per share (“EPS”) includes basic and diluted EPS. Basic EPS is measured as the income (loss) available to common shareholders divided by the weighted average number of common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., common stock warrants and common stock options) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share is the same for all periods presented because all common stock warrants and common stock options outstanding were anti-dilutive.

At September 30, 2019 and 2018, the Company excluded the outstanding warrant and option securities, which entitle the holders thereof to ultimately acquire shares of common stock, from its calculation of earnings per share, as their effect would have been anti-dilutive.

Income Taxes: The Company accounts for income tax using an asset and liability approach, which allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The accounting for deferred income tax calculation represents the management’s best estimate on the most likely future tax consequences

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

of events that have been recognized in our financial statements or tax returns and related future anticipation. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company evaluates uncertainty in income tax positions based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense.

As of September 30, 2019 and December 31, 2018, there were no accruals for uncertain tax positions.

Use of Accounting Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ from those estimates.

Fair Value Measurements: The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820-10, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The standard provides a consistent definition of fair value which focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

●
Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets
●
Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability other than quoted prices, either directly or indirectly including inputs in markets that are not considered to be active
●
Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts reported in the accompanying financial statements for current assets and current liabilities approximate the fair value because of the immediate or short-term maturities of the financial instruments. As of September 30, 2019 and 2018, the Company did not have any level 2 or level 3 instruments.

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements: In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance in this ASU supersedes the leasing guidance in Topic 840, Leases. Under the new guidance, lessees are required to recognize lease assets and lease liabilities on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement.

The new standard is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The company is currently evaluating the impact of the pending adoption of the new standard on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous industry-specific requirements and converges areas under this topic with those of the International Financial Reporting Standards. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows from contracts and customers. Other major provisions include the capitalization and amortization of certain contract costs, ensuring the time value of money is considered in the transaction price, and allowing estimates of variable consideration to be recognized before contingencies are resolved in certain circumstances. The amendments in this ASU are effective for reporting periods beginning after December 15, 2017, and early adoption is prohibited. Entities can transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of the adoption. The Company adopted the ASU No. 2014-09 for the year ended December 31, 2018. The adoption of the ASU did not have a material effect on the Company’s financial statements.

NOTE 2 – ACCOUNTS RECEIVABLE

Accounts receivable at September 30, 2019 and December 31, 2018 consist of amounts due from invoices issued and product delivered to various customers. The components of accounts receivable are:

	30 Sep 2019 (Unaudited)	31 Dec 2018

Billed Receivables	$405,510	$267,216
Less Allowance for Doubtful Accounts	(9,989)	(6,985)

Total	$395,521	$260,231

All billed receivable amounts are expected to be collected during this fiscal year.

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 3 – INVENTORIES

Inventories for the years ended September 30, 2019 and December 31, 2018 were summarized as follows:

	30 Sep 2019 (Unaudited)	31 Dec 2018

Raw Material	$641,499	$979,277
Work-in-Process	64,631	42,694
Finished Goods	409,041	628,634

Total Inventories	$1,115,171	$1,650,605

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at September 30, 2019 and December 31, 2018:

	30 Sep 2019 (Unaudited)	31 Dec 2018

Computers and Equipment	$520,586	$514,477
Furniture and Fixtures	111,347	105,634
Leasehold Improvements	117,897	12,302
Prototypes	218,682	297,447
Rental Fleet	280,644	0
Computer Software	4,516	4,516
	1,253,672	934,376

Less Accumulated Depreciation and Amortization	(502,513)	(208,391)

Net Property and Equipment	$751,159	$725,985

Depreciation expense for the nine months ended September 30, 2019 and 2018 was $309,599 and $82,514, respectively

NOTE 5 – INTANGIBLE ASSETS

Intangible assets consisted of the following at September 30, 2019 (Unaudited):

	Cost	Accumulated Amortization	Net Book Value	Average Useful Life (years)

Supply-chain development	$395,249	$168,423	$226,826	4-5
Patents & Trademarks	48,783	10,974	37,809	4-5
	$444,032	$179,397	$264,635

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 5 – INTANGIBLE ASSETS (Continued)

Amortization expense for the nine months ended September 30, 2019 and 2018 was $87,968 and $65,876 respectively. The definite lived intangible assets have no residual value at the end of their useful lives. Estimated amortization expense for the next five years as of September 30, 2019 is as follows:

2019 (remainder of year)	$27,752
2020	$111,008
2021	$103,511
2022	$19,188
2023	$3,176
$264,635

NOTE 6 – AMOUNTS PAYABLE – RELATED PARTY

The Company had received short-term expense advances from its founders. As of September 30, 2019 and December 31, 2018, the amounts outstanding were $15,000 for both periods ended.

The Company had financed the purchase of factory tooling for one of its vehicles with the Company’s supply chain, Cenntro Automotive Group who currently owns approximately 16% of the stock of the company on a fully-diluted basis. The balance due was paid off in March 2019. As of September 30, 2019 and December 31, 2018, the amounts outstanding were $0 and $324,202, respectively.

NOTE 7 – OPERATING LEASES

The Company is obligated, as lessee, under cancelable operating leases for office and manufacturing space in Texas.

The following is a schedule for the next seven years and thereafter of future minimum rental payments required under the operating leases that have an initial or remaining non-cancelable lease term in excess of one year as of September 30, 2019:

2019 (remainder of year)	$78,795
2020	$269,897
2021	$276,098
2022	$282,486
2023	$289,066
2024	$295,843
2025	$302,823
2026	$310,013

Total rent expense for the nine months ended September 30, 2019 and 2018 was $173,805 and $125,210, respectively.

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 8 – DEBT

In the third quarter of 2019, the Company received cash in exchange for term loans from six individual lenders, totaling $350,000. The terms for the notes were for twelve months, with twelve percent (12%) interest payable quarterly. The Company issued 1.056 shares of the Company’s common stock to the lenders for each dollar borrowed. A discount on debt related to the common stock issuance of $187,675 was recorded and is being amortized over the life of the notes.

NOTE 9 – CONVERTIBLE DEBT

In the first quarter of 2019, the Company received cash in exchange for convertible promissory notes from seven individual lenders, totaling $800,000. The terms for the notes were sixty (60) days with an additional sixty-day extension to be exercised at the discretion of the Company. The notes accrued interest at twelve (12%) for the first sixty days and at fifteen percent (15%) for the sixty-day extension. The lenders have the option to convert the notes and accrued interest for Series Seed 2 Preferred Stock at $1.75 per share before the sixty-day extension period has expired. In May 2019, four lenders converted $350,000 of principle and $9,062 of accrued interest into 205,178 of the Company’s Series Seed 2 Preferred Stock. In September 2019, one lender converted $100,000 of convertible notes to a twelve-month term loan identified in Note 8 above. Additionally, two lenders redeemed $60,000 principle from their outstanding note. The Company expects that the majority of the remaining lenders will exercise their right to convert the notes to preferred stock. Warrants to purchase up to 97,500 of the Company’s common stock at $2.00 per share were issued in connection with the notes. The warrants issued have a five-year life. Interest expense associated with the warrants for the nine months-ended September 30, 2019 and 2018 was $51,805 and $0, respectively. A discount on debt related to the warrant issuance of $69,173 was recorded and is being amortized over the life of the notes.

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock:
The Company is authorized to issue 8,472,500 shares of preferred stock, no par value, of which all were designated as Series Seed Preferred Stock. As of September 30, 2019, 5,483,684 of Series Seed Preferred Stock were issued and outstanding.

The Series Seed Preferred Stock is convertible at any time after issuance at the option of the holder into the Company’s Common Stock on a 1-for-1 basis. The Series Seed Preferred Stock is also subject to mandatory conversion provisions upon either (i) immediately prior to the closing off a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended covering the offer and sale of the Company’s Common Stock; or, (ii) upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Preferred Stock then outstanding. In the event the outstanding shares of Common Stock are subdivided (by stock split, stock dividend, reverse split or otherwise), the shares of Series Seed Preferred Stock will be adjusted ratably to maintain each share’s ownership percentage. The Series Seed Preferred Stock Stockholders are entitled to equal voting rights to common stockholders on an as-converted basis and receive preference to common stockholders upon liquidation. During the first two quarters of 2018, 2,300,000 shares of Series Seed Preferred Stock were sold for $1.00 per share for a cash proceeds of $2,300,000. Of these shares, 80,000 shares were issued to a related

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 10 – STOCKHOLDERS’ EQUITY (Continued)

party. Also, during the first two quarters of 2018, 250,000 shares of Series Seed Preferred Stock were redeemed for $1.00 per share for cash of $250,000. During the last two quarters of 2018, 210,291 shares of Series Seed Preferred Stock were sold for $1.75 per share for a cash proceeds of $368,000. Additionally, 400,000 shares of Series Seed Preferred Stock were sold for $1.58 per share for a cash proceeds of $630,007. During the first half of 2019, 1,092,215 shares of Series Seed Preferred Stock were sold for $1.75 per share for a cash proceeds of $1,911,375. During the second quarter of 2019, 238,500 shares of Series Seed Preferred Stock were sold for $2.00 per share for a cash proceeds of $477,000. During the third quarter of 2019, 65,000 shares of Series Seed Preferred Stock were sold for $2.00 per share for a cash proceeds of $130,000.

Common Stock:
The Company is authorized to issue 26,347,500 shares of Common Stock, par value $0.01 as of September 30, 2019. As of September 30, 2019, 10,614,545 shares were issued and outstanding.

On February 7, 2017, the Company entered into a Stock Purchase Agreement (“SPA”) with Cenntro Automotive Group to purchase 3,000,000 shares of the company’s Common Stock at $0.15 per share. As consideration, the Company received $50,000 in cash, $92,061 of inventory and $307.939 of assembly line design, setup and tooling which is being used to mass-produce the Company’s 411 electric vehicle.

The Company has reserved a total of 6,410,000 shares of its Common Stock pursuant to the Long-Term Incentive Plan (“LTIP”) (see Note 11). The Company has 6,155,000 stock options outstanding under this plan as of September 30, 2019.

NOTE 11 – STOCK-BASED PAYMENTS

Long Term Incentive Plan:
The Company grants stock options and warrants pursuant to the 2017 Long Term Incentive Plan (“LTIP”) effective January 1, 2017. The Company measures employee stock-based awards at grant-date fair value and recognizes employee compensation expense on a straight-line method basis over the vesting period of the award. Grants to non-employees are expensed at the earlier of (i) the date at which a commitment for performance by the service provider to earn the equity instrument is reached and (ii) the date at which the service provider’s performance is complete.

Determining the appropriate fair value of the stock-based awards requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for stock options, the expected life of the option, and the expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The Company uses the following inputs when valuing stock-based awards. The expected life of the employee stock options was estimated using the “simplified method”, as the Company has no historical information to develop reasonable expectations about future exercise patterns and employment duration for its stock option

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

grants. The simplified method is based on the average of the vesting tranches and the contractual life of each grant. The expected life of awards that vest immediately use the contractual maturity since they are vested when issued. For stock price volatility, the Company uses public company compatibles and historical private placement data as a basis for its expected volatility to calculate the fair value of option grants. The risk-free interest rate is based on U.S. Treasury notes with a term approximating the expected life of the option at the grant-date.

Stock-based compensation, including stock options is included in the statement of operations as follows for the nine months ended September 30:

	2019 (Unaudited)	2018 (Unaudited)

Research and development	$126,858	$43,130
Sales and marketing	$10,938	$2,330
General and administrative	$1,072,713	$153,491

See below for the weighted average variables used in assessing the fair value at the grant dates:

	2019	2018

Expected life (years)	3.0	3.0
Risk-free interest rate	1.56%	3.05%
Expected volatility	68.4%	86.2%
Total grant date fair value	$0.40 to $1.07	$0.40

Total compensation cost related to non-vested awards not yet recognized as of September 30, 2019 was $1,137,920 and will be recognized on a straight-line basis through the end of the vesting periods September 2022. Future stock option compensation expense related to these options to be recognized during the years ending December 31, 2019(remainder), 2020, 2021 and 2022 is expected to be approximately $153,967, $520,773, $318,161 and $145,019, respectively. The amount of future stock option compensation expense could be affected by any future option grants or by any forfeitures.

The following table reflects the stock option activity for the nine months ended September 30, 2019.

	Number of Shares	Weighted Average Exercise Price	Contractual Life (Years)

Outstanding at December 31, 2018	3,300,000	$0.667	5.80

Granted	3,190,000	0.963	5.57
Exercised	0	0
Forfeitures	335,000	0.836	5.88

Outstanding at September 30, 2019	6,155,000	$0.811	5.67

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 11 – STOCK-BASED PAYMENTS (Continued)

Of the outstanding options, 3,437,498 were vested and exercisable as of September 30, 2019.

As of September 30, 2019 275,000 options are still issuable under the LTIP.

Warrants:
Warrants are issued under the LTIP Plan with a five (5) year life. As of September 30, 2019, 1,443,000 warrants to purchase common stock of the company at a $2.00 exercise price had been issued. Determining the appropriate fair value of the stock-based warrants requires the input of subjective assumptions, including the fair value of the Company’s common stock, and for warrants, the expected life of the warrant, and the expected stock price volatility. The Company uses the Black-Scholes option pricing model to value its warrants issued. The assumptions used in calculating the fair value of stock-based warrants represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards. Compensation expense associated with the warrants for the nine months-ended September 30, 2019 and 2018 was $113,782 and $65,642, respectively.

NOTE 12- INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets as of September 30, 2019 and December 31, 2018 are summarized below:

	30 Sep 2019 (Unaudited)	31 Dec 2018

Net operating loss carryforwards	$7,929,498	$4,435,740
Basis of property and equipment	446,268	155,735
Other	2,017,288	593,011
Total gross deferred tax assets	10,393,054	5,184,486
Less valuation allowance	(10,393,054)	(5,184,486)

Net deferred tax assets	$0	$0

As of September 30, 2019 and December 31, 2018, management was unable to determine if the Company’s deferred tax assets would be realized, and if realized, unable to determine the timing and the effective tax rates that they would be determined. The Company has therefore recorded a valuation allowance of $10,393,054 and $5,184,486 for the nine months ended September 30, 2019 and December 31, 2018, respectively.

No federal tax provision has been provided for the nine months ended September 30, 2019 and December 31, 2018 due to the losses incurred during such periods.

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 13 – RELATED-PARTY TRANSACTIONS

On March 1, 2017, the Company entered into a royalty-based agreement with Sustainability Initiatives, LLC (“SI”) that is controlled by two of the three Company board members in the effort to accelerate the start-up of the Company’s operations. In return for acceleration assistance and for serving the Chief Visionary Officer role, the agreement pays a monthly retainer of $6,000 per month. On a quarterly basis, the Company remits a royalty of a percentage (see table below) of company revenues less the retainer amounts for the measurement quarter paid to date.

Revenues	Royalty Percentage

$0 - $25,000,000	3.0%
$25,000,000 - $50,000,000	2.0%
$50,000,000 - $100,000,000	1.0%
Over $100,000,001	0.5%

Effective January 1, 2019, the Company agreed to an amendment with SI to reduce the royalty percentage to 0.5%. In relation to this amendment, the Company has granted the SI members an additional 1,400,000 LTIP stock options to vest over a six-month vesting term. The Company reported stock-based compensation expense of $310,547 related to this option grant for the nine months ended September 30, 2019.

On April 1, 2017, the Company entered into a fee-for-service agreement with SI. In return for accounting, marketing, graphics and other services, the Company pays fixed, market-standard hourly rates under the shared services agreement as services are rendered.
In January 2019, the Company received $50,000 in a short-term loan from SI. The amount was repaid in March 2019.

In 2017, the Company executed a Stock Purchase Agreement with Cenntro Automotive, (“Cenntro”) a US company that maintains a manufacturing facility near Shanghai, China for three million (3,000,000) shares of the Company’s common stock. As consideration, Cenntro contributed cash of $50,000, raw material inventory items valued at $92,061 and supply chain tooling and assembly line development and ramp-up valued at $307,939. As of September 30, 2019, Cenntro owned approximately 18% of the Company’s stock on a fully-diluted basis.

In 2017, the Company executed a supply chain contract with Cenntro. Currently, the Company purchases 100% of its vehicle chassis, cabs and wheels through this supply chain relationship with Cenntro. Contract terms are industry-standard and reflect arms-length market pricing and other relevant terms.

In 2018, the Company purchased supply-chain tooling to be placed in Cenntro’s facility with a promissory note to Cenntro for the cost. The tooling note was repaid in March 2019. As of September 30, 2019 and December 31, 2018, the amounts outstanding to Cenntro for factory tooling were $0 and $324,202, respectively. Additionally, as of September 30, 2019 and December 31, 2018, the amounts outstanding to Cenntro for trade accounts payable were $1,513,896 and $2,149,295, respectively.

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 201

NOTE 13 – RELATED-PARTY TRANSACTIONS (Continued)

On January 15, 2019, the Company entered into a fee-for-service-based agreement with Sustainability Consultants, LLC (“SCLLC”) that is controlled by one of the Company’s board members and one additional primary shareholder in the effort to support the strategic direction of the Company. The duties of SCLLC include (a) participating in strategic advisory conference calls with management; (b) making introductions of the Company to interested parties of strategic value; (c) advising the Company on capital structure; and (d) acting as ambassadors to promote the company within the Central Texas community. The Company issued five-year warrants to purchase 402,500 shares of the Company’s common stock at a $2.00 strike price. Payments accrued for services rendered in the nine months ended September 30, 2019 were $249,938.

NOTE 14 - SUBSEQUENT EVENTS

In October 2019, the Company received $500,000 under a 120-day bridge term loan at 14% interest per annum, payable quarterly with a founder/board member. As an inducement for the bridge loan, the Company granted the lender 528,000 shares of the Company’s common stock. On December 13, 2019, the founder/board member agreed to extend the maturity date for this loan until April 30, 2021 for the consideration of 500,000 shares of the Company’s Common Stock.

In October 2019, Sustainability Initiatives, LLC (“SI”) a company owned by two of the Company’s founders/board members agreed to terminate the revenue royalty-based contract with the Company in exchange for 850,000 shares of the Company’s common stock.

In November 2019 the Company received cash in exchange for term loans from an individual lender of $75,000. The term for the note was for twelve months, with twelve percent (12%) interest payable quarterly. The Company issued 1.056 shares of the Company’s common stock to the lenders for each dollar borrowed.

In December 2019, the Company, SI, and the two founding board members agreed to cancel options to purchase 1,750,000 of the Company’s common stock in exchange for 1,593,550 shares of the Company’s common stock.

In December 2019, the Company issued Sustainability Consultants, LLC (“SCLLC”) that is controlled by one of the Company’s board members and two additional primary shareholders of the Company 247,500 shares of the Company’s common stock for services rendered under the Company’s agreement with SCLLC.

In December 2019, Cenntro Automotive Group (“Cenntro”) agreed to convert $1,100,000 of the accounts payable due to Cenntro to 1,100,000 shares of the Company’s Series Seed 3 Preferred Stock.

In December 2019, Launch Marketing agreed to convert ninety percent of the accounts payable due that company to a term loan for $137,729.03 at 15% interest per annum, payable quarterly due May 31, 2021. Additionally, 66,000 shares of the Company’s Common Stock were issued in conjunction with this term loan.

In December 2019, notes payable to eight individual lenders in the total amount of $715,000 plus accrued interest were converted to 777,301 shares of the Company’s Series Seed 3 Preferred Stock.

AYRO, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS
September 30, 2019 and 2018

NOTE 14 – SUBSEQUENT EVENTS (Continued)

In December 2019, the Company entered into an Agreement and Plan of Merger and Reorganization with Dropcar, Inc. Simultaneous with the signing of the Merger Agreement, certain investors in Dropcar, Inc. loaned the Company $1,000,000 in convertible bridge financing at 5% per annum. This debt is convertible into common stock of the combined companies upon the consummation of the merger. Additionally, per the terms of the Merger Agreement and ancillary documents, upon consummation of the merger, the Company is to receive an additional $5,000,000 in funding.